Exhibit A

United States of America Department of State

a)Certificate No. 24059050-1

b)State of Florida Department of State of Notarial Authority Certificate No. 10536749

c) State of Florida Department of State JUAN MANUEL MEDINA (BC 109-1982-083699)

Note: Please review letter C regarding Class of Securities

24059050-1

United States of America

DEPARTMENT OF STATE

To all to whom these presents shall come, Greetings:

I Certify That the document hereunto annexed is under the Seal of the State(s) of Florida, and that such Seal(s) is/are entitled to full faith and credit.*

For the contents of the annexed document, the Department assumes no responsibility
This certificate is not valid if it is removed or altered in any way whatsoever

In testimony whereof, I, Antony J. Blinken, Secretary of State , have hereunto caused the seal of the Department of State to be affixed and my name subscribed by the Assistant Authentication Officer, of the said Department, at the city of Washington, in the District of Columbia, this sixth day of September, 2024.

Antony J. Blinken

Secretary of State

By Matthews

Assistant Authentication Officer.
Department of State

Issued pursuant to CHXIV, State of Sept. 15, 1789, 1 Stat. 68-69; 22 USC 2657; 22USC 2651a; 5 USC 301; 28 USC 1733 et. seq.; 8 USC 1443(f); RULE 44 Federal Rules of Civil Procedure.

______________________________________________

A black and white copy of this document is not official.

State of Florida

Department of State

I, Cord Byrd, Secretary of State,
do hereby certify that

Kenneth "Ken" T. Jones

was duly appointed

**State Registrar of Vital Statistics,
State of Florida**

for a term beginning on the
First day of November, A.D., 2014,
until the present
as shown by the records of this office.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-Second day of July, A.D., 2024.

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Secretary of State

DSDE 99 (2/12)

The word "VOID" appears when photocopied.

"State of Florida" appears in small letters across the face of this 8½ x 11" document.

This document contains a true watermark. Hold up to light to see "SAFE" and "VERIFY FIRST."

__________________________________________

____________________________

THIS DOCUMENT HAS A LIGHT BACKGROUND ON TRUE WATERMARKED PAPER. HOLD TO LIGHT TO VERIFY FLORIDA WATERMARK.

BUREAU of VITAL STATISTICS

CERTIFICATION OF BIRTH

STATE FILE NUMBER: **109-1982-083699** DATE ISSUED: **JUNE 24, 2024**

DATE FILED: **NOVEMBER 15, 1982**

CHILD'S NAME: **JUAN MANUEL MEDINA**

DATE OF BIRTH: **AUGUST 17, 1982**

SEX: **MALE**

COUNTY OF BIRTH: **MIAMI-DADE COUNTY**

MOTHER'S NAME: **MIRIAM FELICIANO**
(NAME PRIOR TO FIRST MARRIAGE, IF APPLICABLE)

FATHER'S NAME: **JUAN RAMON MEDINA**

VOID IF ALTERED OR ERASED

VOID IF ALTERED OR ERASED

Ken Jones **, STATE REGISTRAR**

REQ: **2026650386**

THE ABOVE SIGNATURE CERTIFIES THAT THIS IS A TRUE AND CORRECT COPY OF THE OFFICIAL RECORD ON FILE IN THIS OFFICE.

WARNING: THIS DOCUMENT IS PRINTED OR PHOTOCOPIED ON SECURITY PAPER WITH WATERMARKS OF THE GREAT SEAL OF THE STATE OF FLORIDA. DO NOT ACCEPT WITHOUT VERIFYING THE PRESENCE OF THE WATERMARKS. THE DOCUMENT FACE CONTAINS A MULTICOLORED BACKGROUND, GOLD EMBOSSED SEAL, AND THERMOCHROMIC FL. THE BACK CONTAINS SPECIAL LINES WITH TEXT. THE DOCUMENT WILL NOT PRODUCE A COLOR COPY.

GREAT SEAL OF THE STATE OF FLORIDA · IN GOD WE TRUST

47928813

DH FORM 1946 (08/01/2022)

CERTIFICATION OF VITAL RECORD

Florida HEALTH